Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 1, 2009, with respect to the consolidated financial statements of JBS USA Holdings, Inc. and subsidiaries contained in Amendment No. 2 to the Form S-1 Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to the Form S-1 Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

December 23, 2009